Exhibit 99.1

Emerald Oil, Inc. Announces Completion of Private Placement

DENVER, CO—June 4, 2013—Emerald Oil, Inc. (NYSE MKT: EOX) (the “Company”) announced today that it has completed the sale of 2,785,600 shares of its common stock to affiliates of White Deer Energy ("White Deer"), an energy private equity firm, for approximately $16.2 million after deducting placement agent fees. The Company plans to use the net proceeds from the private placement, along with cash on hand, proceeds from its recently completed public offering, cash flow from operations, proceeds from sales of assets and additional borrowings under its credit facility, to fund the Company’s 2013 capital budget.

The shares of common stock offered and sold to White Deer pursuant to the securities purchase agreement will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT EMERALD OIL, INC.

Emerald Oil, Inc. is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations. Emerald Oil is based in Denver, Colorado. More information about Emerald Oil can be found at www.emeraldoil.com or by calling investor relations at (303) 323-0008 x200.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

INVESTOR RELATIONS CONTACT:

Emerald Oil, Inc.

Marty Beskow

Vice President of Finance / Capital Markets

(303) 323-0008 x107

info@emeraldoil.com

www.emeraldoil.com